Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Second Quarter Results

Terre Haute, Indiana, July 28, 2026 – First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2026.

●	Net income was $22.7 million compared to $18.6 million reported for the same period of 2025;
●	Diluted net income per common share of $1.91 compared to $1.57 for the same period of 2025;
●	Return on average assets was 1.48% compared to 1.34% for the three months ended June 30, 2025;
●	Provision for credit losses was $1.3 million compared to provision of $2.0 million for the second quarter 2025; and
●	Pre-tax, pre-provision net income was $29.3 million compared to $24.9 million for the same period in 2025.[1]

The Corporation further reported results for the six months ended June 30, 2026:

●	Net income was $42.5 million compared to $37.0 million reported for the same period of 2025;
●	Diluted net income per common share of $3.58 compared to $3.12 for the same period of 2025;
●	Return on average assets was 1.42% compared to 1.34% for the six months ended June 30, 2025;
●	Provision for credit losses was $3.9 million compared to provision of $3.9 million for the six months ended June 30, 2025; and
●	Pre-tax, pre-provision net income was $56.6 million compared to $50.6 million for the same period in 2025.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Acquisition

On March 1, 2026, First Financial Corporation completed the acquisition of CedarStone Financial, Inc. As a result of the acquisition, loans acquired were $292 million, and deposits acquired were $313 million. Although we initially recognized a bargain purchase gain of $716 thousand in the first quarter 2026, measurement period adjustments recorded in the second quarter revised the preliminary purchase accounting. The cumulative resulting quarter-end bargain purchase gain was $33 thousand.

Average Total Loans

Average total loans for the second quarter of 2026 were $4.45 billion versus $3.88 billion for the comparable period in 2025, an increase of $575 million or 14.83%. On a linked quarter basis, average loans increased $282 million or 6.78% from $4.16 billion as of March 31, 2026.

Total Loans Outstanding

Total loans outstanding as of June 30, 2026, were $4.47 billion compared to $3.90 billion as of June 30, 2025, an increase of $571 million or 14.66%. On a linked quarter basis, total loans increased $44.0 million or 0.99% from $4.42 billion as of March 31, 2026.

Organic growth of $300 million year-over-year was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Norman D. Lowery, President and Chief Executive Officer, commented “We are pleased with our second quarter results. The quarter marked the eleventh consecutive quarter of loan growth, contributing to another quarter of record net income. Our net interest margin and profitability remain strong with a 4.33% net interest margin and a 1.48% return on assets.”

Average Total Deposits

Average total deposits for the quarter ended June 30, 2026, were $4.87 billion versus $4.65 billion as of June 30, 2025, an increase of $218 million, or 4.68%. On a linked quarter basis, average deposits increased $205 million or 4.40% from $4.66 billion as of March 31, 2026.

Total Deposits

Total deposits were $4.83 billion as of June 30, 2026, compared to $4.66 billion as of June 30, 2025. On a linked quarter basis, total deposits decreased $9.0 million or 0.19% from $4.84 billion as of March 31, 2026. Non-interest bearing deposits were $999 million, and time deposits were $802 million as of June 30, 2026, compared to $860 million and $710 million, respectively for the same period of 2025.

Shareholders’ Equity

Shareholders’ equity at June 30, 2026, was $675.8 million compared to $587.7 million on June 30, 2025. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.56 per share quarterly dividend in April and declared a $0.56 quarterly dividend, which was paid on July 15, 2026.

Book Value Per Share

Book Value per share was $56.83 as of June 30, 2026, compared to $49.59 as of June 30, 2025, an increase of $7.24 per share, or 14.60%. Tangible Book Value per share was $46.98 as of June 30, 2026, compared to $39.74 as of June 30, 2025, an increase of $7.24 per share or 18.22%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 9.22% at June 30, 2026, compared to 8.58% at June 30, 2025.

Net Interest Income

Net interest income for the second quarter of 2026 was a record $61.2 million, compared to $52.7 million reported for the same period of 2025, an increase of $8.5 million, or 16.2%. Interest income increased $10.0 million and interest expense increased $1.5 million year over year.

Net Interest Margin

The net interest margin for the quarter ended June 30, 2026, was 4.33% compared to the 4.15% reported at June 30, 2025.

Nonperforming Loans

Nonperforming loans as of June 30, 2026, were $27.1 million versus $9.8 million as of June 30, 2025. The ratio of nonperforming loans to total loans and leases was 0.61% as of June 30, 2026, versus 0.25% as of June 30, 2025. On a linked quarter basis, nonperforming loans were $28.5 million, and the ratio of nonperforming loans to total loans and leases was 0.64% as of March 31, 2026.

Credit Loss Provision

The provision for credit losses for the three months ended June 30, 2026, was $1.3 million, compared to $2.0 million for the same period 2025.

Net Charge-Offs

In the second quarter of 2026 net charge-offs were $2.7 million compared to $1.7 million in the same period of 2025.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of June 30, 2026, was $50.9 million compared to $47.1 million as of June 30, 2025. The allowance for credit losses as a percent of total loans was 1.14% as of June 30, 2026, compared to 1.21% as of June 30, 2025. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased four basis points from 1.18% as of March 31, 2026.

Non-Interest Income

Non-interest income for the three months ended June 30, 2026 and 2025 was $10.6 million and $10.4 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended June 30, 2026, was $42.5 million compared to $38.3 million in 2025.

Efficiency Ratio

The Corporation’s efficiency ratio was 57.95% for the quarter ending June 30, 2026, versus 59.37% for the same period in 2025.

Income Taxes

Income tax expense for the three months ended June 30, 2026, was $5.3 million versus $4.2 million for the same period in 2025. The effective tax rate for 2026 was 18.89% compared to 18.58% for 2025.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 79 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
END OF PERIOD BALANCES
Assets	$6,178,309	$6,128,589	$5,602,969	$6,178,309	$5,602,969
Deposits	$4,833,399	$4,842,386	$4,662,889	$4,833,399	$4,662,889
Loans, including net deferred loan costs	$4,467,897	$4,423,921	$3,896,563	$4,467,897	$3,896,563
Allowance for Credit Losses	$50,938	$52,338	$47,087	$50,938	$47,087
Total Equity	$675,785	$655,288	$587,668	$675,785	$587,668
Tangible Common Equity (a)	$558,687	$536,659	$470,894	$558,687	$470,894

AVERAGE BALANCES
Total Assets	$6,126,618	$5,850,090	$5,529,225	$5,988,354	$5,518,996
Earning Assets	$5,799,062	$5,523,970	$5,213,220	$5,661,516	$5,203,849
Investments	$1,256,470	$1,263,714	$1,244,208	$1,260,092	$1,255,254
Loans	$4,452,394	$4,160,366	$3,877,246	$4,306,380	$3,859,499
Total Deposits	$4,868,890	$4,663,780	$4,651,051	$4,766,335	$4,650,967
Interest-Bearing Deposits	$3,987,492	$3,718,070	$3,843,143	$3,852,781	$3,840,411
Interest-Bearing Liabilities	$554,935	$480,073	$269,338	$517,504	$265,256
Total Equity	$663,602	$663,896	$576,288	$663,749	$570,515

INCOME STATEMENT DATA
Net Interest Income	$61,222	$56,933	$52,671	$118,155	$104,646
Net Interest Income Fully Tax Equivalent (b)	$62,739	$58,397	$54,091	$121,137	$107,464
Provision for Credit Losses	$1,300	$2,550	$1,950	$3,850	$3,900
Non-interest Income	$10,646	$11,217	$10,381	$21,863	$20,892
Non-interest Expense	$42,529	$40,879	$38,276	$83,408	$75,035
Net Income	$22,743	$19,804	$18,586	$42,547	$36,992

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.91	$1.67	$1.57	$3.58	$3.12
Cash Dividends Declared Per Common Share	$0.56	$0.56	$0.51	$1.12	$1.02
Book Value Per Common Share	$56.83	$55.10	$49.59	$56.83	$49.59
Tangible Book Value Per Common Share (c)	$45.96	$45.13	$38.78	$46.98	$39.74
Basic Weighted Average Common Shares Outstanding	11,892	11,885	11,851	11,888	11,847

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Return on average assets	1.48%	1.35%	1.34%	1.42%	1.34%
Return on average common shareholder's equity	13.71%	11.93%	12.90%	12.82%	12.97%
Efficiency ratio	57.95%	58.72%	59.37%	58.33%	58.46%
Average equity to average assets	10.83%	11.35%	10.42%	11.08%	10.34%
Net interest margin (a)	4.33%	4.23%	4.15%	4.28%	4.13%
Net charge-offs to average loans and leases	0.24%	0.15%	0.18%	0.20%	0.18%
Credit loss reserve to loans and leases	1.14%	1.18%	1.21%	1.14%	1.21%
Credit loss reserve to nonperforming loans	188.21%	183.89%	480.72%	188.21%	480.72%
Nonperforming loans to loans and leases	0.61%	0.64%	0.25%	0.61%	0.25%
Tier 1 leverage	10.81%	11.03%	10.91%	10.81%	10.91%
Risk-based capital - Tier 1	12.78%	12.50%	12.86%	12.78%	12.86%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Accruing loans and leases past due 30-89 days	$12,726	$19,882	$22,303	$12,726	$22,303
Accruing loans and leases past due 90 days or more	$3,030	$938	$1,917	$3,030	$1,917
Nonaccrual loans and leases	$24,035	$27,524	$7,878	$24,035	$7,878
Other real estate owned	$1,039	$184	$383	$1,039	$383
Nonperforming loans and other real estate owned	$28,104	$28,646	$10,178	$28,104	$10,178
Total nonperforming assets	$30,755	$31,288	$13,087	$30,755	$13,087
Gross charge-offs	$4,084	$2,945	$2,928	$7,029	$6,169
Recoveries	$1,384	$1,418	$1,230	$2,802	$2,624
Net charge-offs/(recoveries)	$2,700	$1,527	$1,698	$4,227	$3,545

Non-GAAP Reconciliations	Three Months Ended June 30,
	2026	2025
($in thousands, except EPS)
Income before Income Taxes	$28,039	$22,826
Provision for credit losses	1,300	1,950
Provision for unfunded commitments	—	100
Pre-tax, Pre-provision Income	$29,339	$24,876

Non-GAAP Reconciliations	Six Months Ended June 30,
	2026	2025
($ in thousands, except EPS)
Income before Income Taxes	$52,760	$46,603
Provision for credit losses	3,850	3,900
Provision for unfunded commitments	—	100
Pre-tax, Pre-provision Income	$56,610	$50,603

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2026	2025

	(unaudited)
ASSETS
Cash and due from banks	$96,633	$130,369
Federal funds sold	—	475
Securities available-for-sale	1,168,202	1,149,526
Loans:
Commercial	2,424,325	2,375,344
Residential	1,316,108	986,955
Consumer	721,551	688,135
	4,461,984	4,050,434
(Less) plus:
Net deferred loan costs	5,913	4,869
Allowance for credit losses	(50,938)	(47,995)
	4,416,959	4,007,308
Restricted stock	23,475	18,536
Accrued interest receivable	28,320	27,762
Premises and equipment, net	88,313	78,582
Bank-owned life insurance	137,146	131,286
Goodwill	98,229	98,229
Other intangible assets	18,869	16,234
Other real estate owned	1,039	94
Other assets	101,124	97,725
TOTAL ASSETS	$6,178,309	$5,756,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$998,972	$916,473
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	182,378	135,605
Other interest-bearing deposits	3,652,049	3,499,033
	4,833,399	4,551,111
Short-term borrowings	310,091	292,468
FHLB advances	291,461	188,208
Other liabilities	67,573	73,470
TOTAL LIABILITIES	5,502,524	5,105,257

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,206,804 in 2026 and 16,190,157 in 2025
Outstanding shares-11,891,896 in 2026 and 11,880,759 in 2025	2,022	2,021
Additional paid-in capital	147,844	147,442
Retained earnings	771,022	741,793
Accumulated other comprehensive income/(loss)	(91,065)	(86,681)
Less: Treasury shares at cost-4,314,908 in 2026 and 4,309,398 in 2025	(154,038)	(153,706)
TOTAL SHAREHOLDERS’ EQUITY	675,785	650,869
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,178,309	$5,756,126

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$73,986	$64,775	$141,507	$128,387
Securities:
Taxable	6,354	5,915	12,890	11,917
Tax-exempt	3,014	2,622	5,878	5,226
Other	865	865	1,890	1,679
TOTAL INTEREST INCOME	84,219	74,177	162,165	147,209
INTEREST EXPENSE:
Deposits	17,750	18,495	34,379	36,694
Short-term borrowings	2,620	1,398	4,972	3,091
Other borrowings	2,627	1,613	4,659	2,778
TOTAL INTEREST EXPENSE	22,997	21,506	44,010	42,563
NET INTEREST INCOME	61,222	52,671	118,155	104,646
Provision for credit losses	1,300	1,950	3,850	3,900
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	59,922	50,721	114,305	100,746
NON-INTEREST INCOME:
Trust and financial services	1,503	1,490	2,994	2,883
Service charges and fees on deposit accounts	8,217	7,554	15,599	15,139
Other service charges and fees	345	256	719	572
Securities gains/(losses), net	(109)	(3)	(109)	(3)
Interchange income	214	180	400	394
Loan servicing fees	333	326	659	492
Gain on sales of mortgage loans	493	430	787	655
Bargain purchase gain (reversal)	(683)	—	33	—
Other	333	148	781	760
TOTAL NON-INTEREST INCOME	10,646	10,381	21,863	20,892
NON-INTEREST EXPENSE:
Salaries and employee benefits	21,272	19,689	42,633	38,937
Occupancy expense	2,714	2,472	5,672	5,148
Equipment expense	5,297	4,587	10,637	9,092
FDIC Expense	690	795	1,380	1,545
Other	12,556	10,733	23,086	20,313
TOTAL NON-INTEREST EXPENSE	42,529	38,276	83,408	75,035
INCOME BEFORE INCOME TAXES	28,039	22,826	52,760	46,603
Provision for income taxes	5,296	4,240	10,213	9,611
NET INCOME	22,743	18,586	42,547	36,992
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	4,132	2,946	(4,542)	14,046
Change in funded status of post retirement benefits, net of taxes	79	2	158	5
COMPREHENSIVE INCOME (LOSS)	$26,954	$21,534	$38,163	$51,043
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.91	$1.57	$3.58	$3.12
Weighted average number of shares outstanding (in thousands)	11,892	11,851	11,888	11,847